SECOND  AMENDED  AND  RESTATED  EMPLOYMENT  AGREEMENT
     -----------------------------------------------------


     THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into as of this ___ day of ______, 2001, by and between ALEXIUS A. DYER III, an individual resident of the State of Georgia ("Executive"), and INTERNATIONAL AIRLINE SUPPORT GROUP, INC., a Delaware corporation ("Company").


     W  I  T  N  E  S  S  E  T  H
     ----------------------------


     WHEREAS,  Executive  and  Company  entered  into  an  Amended  and Restated
     Employment  Agreement  as  of  October  3,  1996  (the  "Employment
     Agreement");

     WHEREAS, Executive and Company desire to amend and restate the Employment Agreement on the terms and conditions set forth herein;

     WHEREAS, Company desires to employ Executive, and Executive desires to be employed by Company on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section1. Employment.
     ---------------------

1.1.     Duties.  Subject  to  the terms contained herein, Company hereby agrees
         ------
to the continued employment of Executive, and Executive hereby accepts such continued employment. Executive shall serve as President and Chief Executive Officer of Company and as Chairman of its Board of Directors. In his capacity as the President and Chief Executive Officer of the Company, Executive shall (i) be in charge of the operations and management of the business of the Company;
(ii) establish the Company's policies and strategy, subject to the overall direction of the Board of Directors; and (iii) assume and perform such further reasonable responsibilities and duties assigned to him by the Board of Directors of the Company. Executive shall devote his full business time (except for periods of illness and incapacity) and best efforts to rendering services on behalf of Company. Nothing in this Agreement shall preclude Executive from engaging, so long as, in the reasonable determination of such Board of Directors, such activities do not interfere with his duties and responsibilities hereunder, in charitable and community affairs, from managing any passive investment made by him or from serving, subject to the prior approval of such Board of Directors, as a member of the board of directors or as a trustee of any other corporation, association or entity.

     1.2.     Directorship.  Executive  shall  serve as a member of the Board of
              ------------
Directors of the Company so long as he is employed by the Company. Executive shall serve as a member of the Board of Directors of the Company pursuant to this Agreement without any additional compensation.

     Section2.  Term.
     ---------------

     The employment of Executive hereunder shall commence as of the date hereof and shall continue until the close of business on October 1, 2005 (the "Employment Term"). Following the Employment Term, this Agreement shall continue in force for successive one-year terms (each, a "Renewal Term") unless either the Company or Executive provides written notice to the other, on or before October 1, 2004 (or October 1 of any year thereafter with respect to Renewal Terms), that this Agreement shall terminate at the end of the Employment Term or Renewal Term, as the case may be. The Employment Term and any Renewal Term may be referred to collectively hereinafter as the "Term".

Section3.  Compensation;  Expenses.
----------------------------------

     3.1.     Salary.  During  the  Term,  Executive shall be paid a salary (the
              ------
"Salary") by the Company at the annual rate of not less than One Hundred Ninety-Two Thousand Two Hundred Dollars ($192,200). The Salary shall be reviewed by the Board of Directors of the Company on an annual basis and the Salary may be increased based on the performance of Executive. Notwithstanding the foregoing, beginning October 1, 2001, the Company shall increase the Salary effective each October 1 during the term of this Agreement by an amount which is at least equal to the percentage increase in the Consumer Price Index, all items, Urban Wage Earners and Clerical Workers, Atlanta, Georgia, Not Seasonally Adjusted (Bureau of Labor Statistics Data Series ID CWURA319SAO) as computed for the most recent twelve-month period ended prior to October 1 of the applicable year. The Salary shall be paid to Executive in equal weekly installments, less all applicable withholding taxes in the same manner as other executive officers of the Company.

     3.2.  [RESERVED].

     3.3.     Bonuses.  In  addition  to  the  Salary,  Executive shall be paid,
              -------
subject to conditions set forth herein, an annual bonus ("Bonus") during the Term and in respect of each fiscal year of the Company commencing on or after May 31, 2000. The Bonus payable under this subsection 3.3 in each such fiscal year shall be not less than an amount equal to five percent (5%) of the Company's net income before extraordinary and non-recurring items and income taxes, and before giving effect to any bonuses paid to the Company's employees, including the Bonus, as reported on the Company's periodic filings with the Securities and Exchange Commission; provided, however, that, items of revenue
                                       --------  -------  ----
and expense attributable to the sale of aircraft (whether now owned or acquired in the future) shall not be considered extraordinary or non-recurring items regardless of the treatment accorded such items under generally accepted accounting principles or the rules of the Securities and Exchange Commission. The Bonus shall be paid in cash not later than the ninetieth (90th) day following the last day of the fiscal year with respect to which such Bonus was earned and in a manner in accordance with the ordinary payroll practices of the Company. Notwithstanding anything to the contrary set forth in this Agreement, the Board of Directors of the Company shall be permitted to pay to Executive a bonus in an amount in excess of the amount that would be paid pursuant to the formula described in the second sentence of this paragraph based on the performance of Executive.

     3.4.     Participation  in  Employee  Stock  Option Plan.  During the Term,
              -----------------------------------------------
Executive shall be entitled to participate in the Company's 1996 Long Term Incentive and Share Award Plan (the "Stock Option Plan"). All Awards under the Plan shall be made in accordance with and subject to the terms of the Plan.

     3.5.     Other  Remuneration.  During the Term, Executive shall be entitled
              -------------------
to such other remuneration as the Board of Directors of the Company may hereafter from time-to-time approve for payment to Executive.

     3.6.     Expenses.  During  the  Term,  Executive  is  authorized  to incur
              --------
reasonable and necessary expenses in carrying out his duties and responsibilities under this Agreement, including, without limitation, expenses for travel and similar items related to such duties and responsibilities. The Company will reimburse Executive for all such expenses upon presentation by Executive from time-to-time of appropriately itemized and approved (consistent with the Company's policy) accounts of such expenditures.

     Section4.  Additional  Employment  Benefits.
     -------------------------------------------

     During the Term, Company shall provide Executive with the following fringe benefits (collectively, the "Benefits"):

     4.1.     Medical  Insurance.  Executive shall be entitled to participate in
              ------------------
such medical, dental, disability, hospitalization, life insurance and other benefit plans (such as pension and profit sharing plans) as shall be made available to similarly situated officers of the Company on the terms and subject to the conditions set forth in such plans.

     4.2.     Vacation.   Executive  shall  receive  four weeks of paid vacation
              --------
time each fiscal year of the Company during the Term; provided, however, that Executive shall receive no more than a total of four weeks of paid vacation time in the fiscal year that includes the date of this Agreement. In the event that this Agreement is terminated by the Company other than for cause, Executive shall be paid for each unused vacation day at the rate of 1/365th of the Salary in effect during the year in which the vacation day accrued.

     4.3.     Death  Benefit.  Promptly  following  the  execution  of  this
              --------------
Agreement, the Company will acquire a $1,000,000 term life insurance policy on Executive's life. As long as Executive is employed by the Company, (i) the Company shall pay the premiums on the policy as and when due and shall maintain the policy in full force and effect and (ii) Executive shall have the exclusive right to designate the beneficiary under such policy. The Company shall assign the policy to Executive, without any cost to Executive, effective immediately after Executive ceases to be an employee of the Company, regardless of the reason for Executive's termination of employment. The Company shall not pledge or otherwise encumber the policy at any time.

4.4.     Disability  Benefits.  The  Company  shall  provide  Executive with the
         --------------------
following  disability  benefits:

     (i) If Executive becomes disabled during the Term, the Company shall continue to pay the Salary to Executive during the period of his incapacity for a period of not less than the exclusion period, if any, provided for in the disability insurance policy referred to in subparagraph 4.4(ii), regardless of whether such period extends beyond the Term.

(ii) Promptly following the execution of this Agreement, the Company will acquire a disability insurance policy with respect to Executive and will maintain the policy in full force and effect during the Term. Such policy shall provide for the payment of the Salary to Executive for a period of no less than four years from the date of disability (calculated after giving effect to any exclusion period). If Executive becomes disabled during the Term and such disability extends beyond the exclusion period set forth in disability insurance policy, Executive shall be paid the benefits provided for under such disability insurance policy. To the extent the Company is unable to cause such policy to be so amended, then the Company shall be obligated to provide such payments to Executive directly. Such coverage shall apply regardless of whether such four-year period extends beyond the Term.

(iii) For all purposes under this Agreement, any determination of disability shall be made in a manner consistent with the manner provided for in the disability insurance policy referred to in subparagraph 4.4(ii), if such policy has not been terminated or cancelled, except that, for purposes of subparagraph 4.4(i), the duration of Executive's condition for determining when disability has occurred and when benefits are payable under the policy shall not apply; if the policy described in subparagraph 4.4(ii) has been terminated or cancelled, then any determination of disability shall be made in a manner consistent with the definition of "Disability" in Section 5.1 below.

4.5.     Other. In addition to the foregoing, Executive shall be entitled to the
         -----
prerequisites and other fringe benefits made available to senior executives of the Company.

     Section5.  Termination.
     ----------------------

     The following provisions relate solely to termination of Executive's employment during the Term:

     5.1.     Death  or  Disability.
              ---------------------

     (a) Subject to Section 7 below, this Agreement shall terminate automatically upon Executive's death.

     (b) Subject to Section 7 below, the Company shall at all times have the right to terminate Executive's employment hereunder at any time if Executive cannot perform the essential functions of his job even with reasonable accommodation due to mental or physical incapacity, illness or disability (collectively "Disability") for a continuous period of more than twenty-six (26) weeks.

     5.2.     Cause.  The  Company  may  terminate  Executive's  employment  for
              -----
"Cause." For purposes of this Agreement, "Cause" means (i) if Executive is convicted by a court of competent jurisdiction of a felony, (ii) if Executive engages in illegal or other wrongful conduct substantially detrimental to the business or the reputation of the Company, or (iii) a material violation by Executive of Executive's obligations under Sections 1.1 or 1.2 of this Agreement unless Executive corrects such violation within ten (10) days after written notice from the Company of such violation or if, having once received such notice of such violation and having so corrected such violation, Executive at any time thereafter again violates Executive's obligations under Sections 1.1 or
1.2  of  this  Agreement.

     5.3.  Change of Control or Change of Responsibilities.  Following a "Change
           -----------------------------------------------
of Control" (as defined below) of the Company or a "Change of Responsibilities" (as defined below), Executive shall have the right to terminate his employment by resignation on not less than ninety (90) days' prior written notice given within eighteen (18) calendar months after such Change of Control or Change of Responsibilities, as the case may be.

A  "Change  of  Control"  means:

     (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) becomes, is determined by the Board of Directors of the Company (acting in good faith) to be, or files a report on Schedule 13D, 13G or 14D-2 (or any successor schedule, form or report) disclosing that such person or group is the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 25% of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote at an election of directors; provided, however, that the acquisition by the Company, its subsidiaries, any employee benefit plan sponsored by the Company or Executive of securities representing more than 25% of such voting power shall not constitute a Change of Control;

     (ii) individuals who, on the date hereof, constitute the board of directors (together with any new directors who were appointed to the board of directors by individuals who, on the date hereof, constitute the board of directors or whose nomination for election to the board of directors was approved by the then incumbent Chairman of the Board of Directors and disregarding any Director who resigned from the board of directors in the ordinary course of business) (the "Board of Directors") cease for any reason to constitute at least seventy-five percent (75%) of the members of the Board of Directors then in office;

     (iii) the sale of all or substantially all of the Company's assets in one transaction or a series of related transactions to any person or group;

(iv) the Company is merged, consolidated or reorganized into or with another corporation or other legal person, or securities of the Company are exchanged for securities of another corporation or other legal person, and immediately after such merger, consolidation, reorganization or exchange less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held, directly or indirectly, in the aggregate by the holders of securities entitled to vote generally in the election of the members of the board of directors of the Company immediately prior to such transaction;

(v) the stockholders of the Company or the Board of Directors of the Company shall take any action in contemplation of the liquidation or dissolution of the Company; or

(vi) any other transaction or series of related transactions occur that have substantially the effect of the transactions specified in any of the preceding clauses in this sentences.

     A  "Change  of  Responsibilities"  shall  occur  upon any of the following:

     (i) the making of any material change by the Company or a "Successor" (as defined below) in Executive's function, duties or responsibilities with the Company or the Successor, as the case may be, that would cause Executive's position to become of less dignity, responsibility, importance or scope;

     (ii) the relocation of the Company's headquarters from Atlanta, Georgia, the assignment of Executive to an office of the Company located outside of Atlanta, Georgia or the imposition of any other requirement that Executive perform his duties, except for the periods of temporary business related travel, outside Atlanta, Georgia;

     (iii) the occurrence of any material breach of this Agreement by the Company, including, without limitation, the failure to pay any material amounts owed under this Agreement; or

(iv) the failure of the Board of Director of the Company to nominate Executive for election to the Company's Board of Directors or the failure of the Company's stockholders to elect Executive to the Board of Directors following his nomination.

     "Successor" means the person, or group of persons, that (i) operates all or substantially all of the Company's business following a Change of Control or
(ii) that survives a merger or consolidation of the Company that constitutes a Change of Control.

     Section6.  Notice  of  Termination.
     ----------------------------------

Any termination by the Company for Cause shall be communicated in writing to Executive and if the termination date is other than the date of receipt, the notice shall specify the termination date.

     Section7.  Obligations  of  the  Company  Upon  Termination.
     -----------------------------------------------------------

     The following provisions apply only in the event Executive's employment hereunder is terminated.

     7.1.     Death.  If Executive's employment is terminated during the Term by
              -----
reason of Executive's death, the Company shall pay, in addition to any accrued benefits payable hereunder, to Executive's legal representatives in a lump sum, an amount equal to two times the annual Salary in effect at the time of Executive's death. Executive's family shall also be entitled to receive benefits at least equal to those provided by the Company to surviving families of executives of the Company in comparable positions under such plans, programs and policies relating to family death benefits, if any. Executive's family shall also be entitled to receive the prior year's Bonus or any portion thereof remaining unpaid at the time of Executive's death, plus a bonus equal to the product of the prior year's Bonus multiplied by a fraction, the numerator of which is the number of months Executive was employed during the year of death and the denominator of which is twelve. The Company shall make the payments required pursuant to this Section 7.1 to Executive's family as soon as practicable following Executive's death, and, in any event, within 30 days thereafter.

     7.2.     Disability.  If  Executive's  employment  is terminated during the
              ----------
Term by reason of Executive's Disability, the Company shall pay, in addition to any accrued benefits payable hereunder, to Executive, in a lump sum, an amount equal to two times the annual Salary in effect at the time of Executive's Disability. Executive shall also be entitled to receive benefits at least equal to those provided by the Company to disabled employees of the Company in accordance with such plans, programs and policies relating to disability, if any. Executive shall also be entitled to receive the prior year's Bonus or any portion thereof remaining unpaid at the time of Executive's termination, plus a bonus equal to the product of the prior year's Bonus multiplied by a fraction, the numerator of which is the number of months Executive was employed during the year of termination and the denominator of which is twelve.

     7.3.     Cause.  If  Executive's  employment shall be terminated for Cause,
              -----
the Company shall pay Executive his Salary through the date of termination at the rate in effect at the time notice of termination is given and shall have no further obligation to Executive under this Agreement. Executive shall also be entitled to receive the prior year's Bonus or any portion thereof remaining unpaid at the time of Executive's termination.

     7.4.     Termination  without  Cause  or  Following  a Change of Control or
              ------------------------------------------------------------------
Change  of  Responsibilities.  If  the  Company  shall  terminate  Executive's
    ------------------------
employment  with  the  Company without Cause or if Executive resigns following a
    ----
Change of Control or Change of Responsibilities during the Term and within the period described in Section 5.3:

(a) the Company shall pay to Executive on the effective date of his termination or resignation, as the case may be, a lump sum in an amount equal to the sum of (A) the greater of (i) the Salary for the remaining Term or (ii) an amount equal to two times the Salary plus (B) an amount equal to the sum of (i)
                                      ----
the prior year's Bonus or any portion thereof remaining unpaid at the time of Executive's termination or resignation, as the case may be, and (ii) an amount equal to two times the average of the two prior years' Bonuses;

     (b) the Company shall, promptly upon submission by Executive of supporting documentation, pay or reimburse, or cause to be paid or reimbursed, to Executive any business related costs and expenses paid or incurred by Executive on or before the date of termination or resignation, as the case may be, which would have been payable if Executive's employment with the Company had not ended;

     (c) until the eighteen month anniversary of Executive's termination or resignation, as the case may be, the Company shall continue benefits (or equivalent coverage) to Executive and/or Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs and policies in effect as of the date of termination or resignation, as the case may be;

     (d) until the eighteen month anniversary of Executive's termination or resignation, as the case may be, the Company shall furnish Executive with office space in Atlanta, Georgia that is comparable to the office space now occupied by Executive; provided, however, that, the Company's obligation to provide such office space shall terminate upon Executive's commencement of other employment; and

(e) (i) all options to purchase shares of the Company's Common Stock held by Executive shall vest and shall be subject to immediate exercise by Executive; notwithstanding any provision in the Stock Option Plan or any option award certificate issued to Executive to the contrary;

     (ii) if Executive informs the Company that he does not intend to exercise any or all of the options held by Executive, the Company shall pay to Executive a lump sum in an amount equal to the value of the options that Executive does not exercise; the value of the unexercised options shall be determined as of the effective date of termination or resignation, as the case may be, using the Black-Scholes option pricing method with the following assumptions: a dividend yield of 0%; volatility equal to the volatility assumed for the Company's most recently ended fiscal year as specified in the audited financial statements for such fiscal year; a risk-free interest rate equal to the interest rate borne by 90-day Treasury Bills as of the effective date of termination or resignation, as the case may be; and an expected holding period equal to the remaining duration of the unexercised options.

          7.5     Additional  Payments.  If  Executive  is  subject to a federal
                  --------------------
excise tax on all or any part of any payment made pursuant to Section 7.4 of this Agreement under Code Section 4999 or any successor to such Section, the Company shall pay to Executive an additional amount sufficient, considering the state and federal income and other taxes that Executive will be required to pay with respect to such additional amount, to provide to Executive on an after-tax basis an amount equal to the amounts to be paid to Executive without regard to such excise tax.

     Section8.  Non-Disclosure.
     -------------------------

Except as expressly permitted by the Company, or in connection with the performance of his duties hereunder, Executive shall not at any time during or subsequent to his employment by the Company, disclose, directly or indirectly to any person, firm, corporation, partnership, association or other entity any proprietary or confidential information relating to the Company or any information concerning the Company's financial condition or prospects, the Company's customers or suppliers, the Company's sources of leads and methods of obtaining new business, the Company's marketing plans or strategy or the Company's methods of doing and operating its business (collectively, "Confidential Information") except when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company or, as the case may be, an affiliate of the Company or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge, disclose or make accessible such information. Confidential Information shall not include information which, at the time of disclosure, is known or available to the general public by publication or otherwise through no act or failure to act on the part of Executive. Executive acknowledges and agrees that the Confidential Information is a valuable, special and unique asset of the Company's business.

     Section9.     Books  and  Records.
     ---------     -------------------

     All books, records and accounts relating in any manner to the Company's customers or suppliers, whether prepared by Executive or otherwise coming into Executive's possession, and all copies thereof in Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination of Executive's employment hereunder or upon the Company's request at any time.

     Section10.  Injunction.
     ----------------------

     Executive acknowledges that if he were to breach any of the provisions of Sections 8 or 9, it would result in immediate and irreparable injury to the Company which cannot be adequately or reasonably compensated at law. Therefore, Executive agrees that the Company shall be entitled, if any such breach shall occur or be threatened or attempted, if it so elects, to a decree of specific performance and to a temporary and permanent injunction, without being required to post a bond, enjoining and restraining such breach by Executive, his associates, his partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative to whatever remedies or actual damages the Company may possess.

     Section11.  Company's  Covenant.
     -------------------------------

     The Company agrees that it shall not enter into any agreement pursuant to which a Change of Control would occur unless it makes provision in such agreement for the assumption by the Successor of the Company's obligations pursuant to this Agreement.

     Section12.  Miscellaneous.
     -------------------------

     12.1.  Binding  Effect.  This  Agreement  shall inure to the benefit of and
            ---------------
shall be binding upon Executive and his executor, administrator, heirs, personal representatives and assigns, and Company and its respective successors and assigns; provided, however, that Executive shall not be entitled to assign or delegate any of his rights or obligations hereunder without the prior written consent of Company.

     12.2.  Governing Law.  This Agreement shall be deemed to be made in, and in
            -------------
all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia (without giving effect to the conflicts of law principles thereof). No provision of this Agreement or any related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or drafted such provision.

          12.3.  Headings.  The section and paragraph headings contained in this
                 --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.4.  Notices.  Unless  otherwise  agreed  to  in  writing  by the parties
            -------
hereto, all communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person (by courier service or otherwise) or seven days after being deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and addressed as follows:

(a)     If  to  Company:

International  Airline  Support  Group,  Inc.
1954  Airport  Road,  Suite  200
Atlanta,  Georgia  30341

(b)     If  to  Executive,  addressed  to:

Mr.  Alexius  A.  Dyer  III
481  Manor  Ridge  Drive
Atlanta,  Georgia  30305

     12.5.  Counterparts.  This  Agreement  may be executed in two counterparts,
            ------------
each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     12.6.  Entire  Agreement.  This Agreement is intended by the parties hereto
            -----------------
to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreement to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.


INTERNATIONAL  AIRLINE  SUPPORT
GROUP,  INC.

By:
Title:    Chairman,  Compensation  Committee

EXECUTIVE

Alexius  A.  Dyer  III